Q1 FY ‘23 Quarterly Earnings & Strategic Update November 3, 2022 Exhibit 99.2

Safe Harbor Statement This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns; the potential for impairment of goodwill; or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in filings made from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. 2

 Strong start to fiscal 2023 reflects the positive momentum in our business  20% increase in Workplace and Health Q1 FY ‘23 sales driven by relevance of portfolio and focus on key markets  Third consecutive quarter of substantial year- over-year profitability gains  Focused strategy, customer excellence and applied research provide continued growth and share gains Key Takeaways 3 |

Expertise in Ancillary Products & Secondary Geographies1 Major SecondarySystems Ancillary 87% 78% ANCILLARY PRODUCTS SECONDARY GEOGRAPHIES The office is evolving into a place to foster collaboration and culture development as companies return to hybrid or fully in-person settings Ancillary products provide the flexibility and aesthetics that employers are looking for in this post-pandemic environment Secondary geographies are experiencing a faster return to office We have a strong, long-time presence, established relationships, and noticeable momentum in these key markets 4 | 1 Based on trailing-twelve-months financials

Workplace

- Workplace **sales increased 22%** in Q1 FY '23 year-over-year
- **Double-digit growth** achieved **across most verticals,** led by Commercial and Education
- Perfect Harmony implementation driving **25% of Q1 FY '23 year-over-year sales growth**
- **New pop-up showroom** in NYC, **Poppin LA showroom** re-opened in new location
- Poppin pod category revenue **up 38%** in Q1 FY '23 year-over-year
- PoppinPro **over 15%** of total Poppin sales for third quarter in a row





Kimball International

Health  Net sales increased 13% in Q1 FY ‘23 year- over-year  Won Nightingale Award for our EverySpace modular solution at Healthcare Design Expo  Interwoven brand revenues increased 27% in Q1 FY ‘23 year-over-year  Federal Government Health end market comprised more than 10% of sales in Q1 FY ‘23  Continued investments in applied research, product development and partnering with our customer and dealer communities 6 |

7 Prioritizing Flexibility Focusing on Inclusion & Belonging Balancing Hybrid Environments Supporting Health & Well-Being

$186.6 $170.8 $187.7 $180.0 Orders Backlog Q1 FY22 Q1 FY23 Backlog and Quarterly Orders by Market1 Year-over-year Quarter Comparison Q1 ’23 vs. Q1 ’22 (in millions) 8 1 Unaudited. 2 Workplace end market includes commercial, educational, government and financial verticals and eBusiness $124.7 $126.3 Orders Q1 FY22 Q1 FY23 Workplace2 Health Hospitality Kimball International $28.9 $29.7 Orders Q1 FY22 Q1 FY23 $33.0 $31.7 Orders Q1 FY22 Q1 FY23 +1% +3% -4% +1% +5%

Quarterly Sales by Market1 Year-over-year Quarter Comparison Q1 ’23 vs. Q1 ’22 (in millions) 9 1 Unaudited. 2 Workplace end market includes commercial, educational, government and financial verticals and eBusiness $108.6 $132.0 Net Sales Q1 FY22 Q1 FY23 Workplace2 Health Hospitality $23.0 $26.1 Net Sales Q1 FY22 Q1 FY23 $25.0 $19.7 Net Sales Q1 FY22 Q1 FY23 $156.6 $177.8 Net Sales Q1 FY22 Q1 FY23 +22% +13% -21% +14% Kimball International

Q1 FY ’23 Financial Highlights1 33.5% GROSS MARGIN $52.4M ADJ. S&A EXPENSE2 $4.8M ADJ. NET INCOME2 $0.13 ADJ. EPS2 $177.8M REVENUE $11.5M ADJ. EBITDA2 1 Unaudited. 2 Non-GAAP Financial Measure. See Appendix for Non-GAAP reconciliations. $53.4M S&A EXPENSE $6.6M NET INCOME $0.18 EPS 1 0 |

Q1 FY ’23 Liquidity and Capital Allocation $75.0M CASH, CASH EQUIVALENTS, PLUS THE UNUSED AMOUNT OF OUR CREDIT FACILITY 1 1 | $5.4M CAPEX $4.3M TOTAL CAPITAL RETURNED TO SHAREHOLDERS $18.1M CASH FROM OPERATIONS

FY ’23 Guidance $750M - $780M REVENUE $48M - $52M ADJUSTED EBITDA 1 2 Fiscal 2023 revenue and adjusted EBITDA will be weighted somewhat toward the second half of the year, with the fourth quarter being the strongest. Second quarter fiscal 2023 revenue will be similar to first quarter fiscal 2023 levels with Adjusted EBITDA tracking slightly lower due to expected short-term inefficiencies in certain elements of our logistics network.

 Solid start to fiscal 2023, primed for another year of growth  Successfully delivering products and solutions to end markets and geographies of high growth, resiliency, and favorable return-to-office dynamics  Confident in ability to gain share and outperform the industry, while being mindful of challenging macroeconomic environment and heightened recessionary risks  Strong, well-aligned product portfolio with relevance to the emerging trends in today’s marketplaces Looking Ahead Whittaker Lounge by Kimball, Frill Tables by David Edward, Idara Chair & Whimsy Ottoman by National, Xanthe Credenza by Etc. 1 3 |

Environmental, Social and Governance (ESG) Roadmap Our Vision for Impact 5 Focus Areas Environmental, Social & Governance (ESG) Roadmap Kimball International is dedicated to building a more sustainable future and making a difference in our communities through five important focus areas. Environmental Management & Sustainable Products Investing In Our People with Talent Development Diversity, Equity, Inclusion & Belonging Product Quality & Safety Responsible Supply Chain Management 1 2 3 4 5 1 4 |

Appendix

Non-GAAP Reconciliation (Unaudited) APPENDIX 1 6 |

Non-GAAP Reconciliation (Unaudited) (cont.) APPENDIX 1 7 |